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                                                                     Exhibit 4.7
                                                            Warrant Number: CS-_

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS (THE "OTHER LAWS"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THEY ARE REGISTERED OR QUALIFIED OR THE COMPANY RECEIVES FROM THE HOLDER HEREOF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISTRIBUTION IS EXEMPT FROM THE APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND THE OTHER LAWS.

                                 ARCHEMIX CORP.

                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, for value received, ________ (the "Holder") is entitled to subscribe for and purchase up to 6,473 shares of common stock, $0.001 par value per share, (the "Shares") of Archemix Corp. (the "Company"), a Delaware corporation.

         1. Term of Warrant. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on February 26, 2008.

         2. Warrant Price. The initial per Share exercise price of this Warrant is $0.10 per Share, subject to adjustment from time to time pursuant to the provisions of Section 4 hereof (the "Warrant Price").

         3. Method of Exercise; Payment; Issuance of New Warrant.

                  3.1 Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal executive office of the Company and by the payment to the Company, by bank check or wire transfer, of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The Company agrees that the Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder.

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                  3.2 Shares Fully Paid. All Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable.

         4. Adjustment of Warrant Price and Number of Shares. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:


                  4.1 Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another legal entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property which would have been received upon such reclassification, change, consolidation or merger by the Holder if this Warrant had been exercised immediately prior to such event. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

                  4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its equity securities, the number of securities for which this Warrant is exercised shall be proportionately increased in the case of a subdivision or decreased in the case of a combination.

                  4.3 Distributions of Assets. If the Company at any time shall distribute assets (or rights to acquire assets) to its equityholders as a partial liquidating dividend, the Warrant Price shall be reduced by an amount equal to the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets distributed with respect to a Share.

         5. Notice of Adjustments. Whenever there is an adjustment pursuant to
Section 4 hereof, the Company shall prepare a certificate signed by its president setting forth, in reasonable detail, the event requiring the adjustment and the nature of the adjustment and shall cause copies of such certificate to be mailed to the Holder.

         6. No Fractional Shares. If any adjustment under Section 4 would create a fractional Share, or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares issuable upon exercise shall be rounded to the nearest whole number.

         7. Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment for such Holder's own account and not with a view toward distribution


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thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any Shares issued upon its exercise unless this Warrant or such Shares have been registered or qualified, as the case may be, under the Securities Act of 1933, as amended, and applicable state and foreign securities laws or (i) registration or qualification under state and foreign securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Securities Act of 1933, as amended, is not required. The Holder of this Warrant, by acceptance hereof, acknowledges that he or she is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

         8. Transfer and Exchange of Warrant.

                  8.1 Transfer. This Warrant may not be transferred without the prior written consent of the Company.

                  8.2 Exchange. Subject to compliance with the terms hereof including Section 8.1, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal executive office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. The last Holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant or to transfer this Warrant on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

         9. Miscellaneous.

                  9.1 No Rights as Stockholder. No Holder shall be entitled to vote or receive distributions or be deemed the holder of securities of the Company which may at any time be issuable upon its exercise for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issuance of additional equity, reclassification of equity, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive distributions or otherwise until the Warrant shall have been exercised and the securities purchasable upon such exercise shall have become deliverable, as provided herein.

                  9.2 Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                 9.3 Notice of Capital Changes. In this event:


                           (a) the Company shall declare any distribution
payable to its stockholders;


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                           (b) there shall be any capital reorganization or
reclassification of the equity of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another legal entity; or

                           (c) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then the Company shall give the Holder written notice, in the manner set forth in Section 9.4 below, of the date on which a record shall be taken for such distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Except as otherwise set forth herein, such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to any record date in respect thereof, unless such notice is waived by the Holder.

                  9.4 Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier or by facsimile transmission or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed, as the case may be, to the Company at its principal executive offices or to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

                  9.5 No Impairment. The Company will not, by amendment of its charter or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

                  9.6 Governing Law. This Warrant shall be governed by and construed under the internal domestic laws of the State of Delaware.


         [The remainder of this page has been intentionally left blank.]


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         IN WITNESS WHEREOF, this Warrant is executed as of this 21st day of
August, 2001.

                                              ARCHEMIX CORP.


                                              By:
                                                 -------------------------------
                                                  Name:     Jane Sheng
                                                  Title:    VP Finance


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                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE


TO:      ARCHEMIX CORP.

         1. The undersigned hereby elects to purchase ____________ Shares of pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the Warrant Price of such Shares.

         2. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with the Securities Act of 1933, as amended.


                                    Name of Holder:
                                                   -----------------------------



                                    --------------------------------------------
                                    Signature


                                    Title (if applicable):
                                                          ----------------------

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                           SCHEDULE OF WARRANT HOLDERS

Yin Chung Tsai
Echo Tsai
Ben Sheng